Exhibit 99.1

MVB Financial Corp. and Integrated Financial Holdings, Inc. Announce
Termination of Merger Agreement

(FAIRMONT, W.Va. and RALEIGH, N.C.) May 9, 2023 – MVB Financial Corp. (Nasdaq: MVBF) (“MVB” or “MVB Financial”) and Integrated Financial Holdings, Inc. (OTCQX: IFHI) (“IFHI”), announced today that they have mutually agreed to terminate their previously announced merger agreement dated August 12, 2022.

Termination of the merger agreement was approved by the Board of Directors for each company primarily due to changing market conditions that have pressured bank industry stock prices and also due to understandable delays in regulatory processes. Termination of the merger agreement does not result in fees to either company.

“Due primarily to the changes that have occurred in the banking industry since the announcement of the transaction, the termination of the merger agreement with IFHI is the right decision at this time for the shareholders of both companies,” said Larry F. Mazza, CEO, MVB Financial. “MVB will continue our working relationship with Windsor Advantage, IFHI’s wholly owned subsidiary providing comprehensive SBA 7(a) and USDA lending services to community banks. MVB’s diversified business model keeps our balance sheet strong through changing marketing conditions.”

“As with many things, timing plays a crucial factor in business combinations,” said Marc McConnell, Chairman, President and CEO of IFHI. “The last 90-120 days have certainly demonstrated the interconnectedness of our financial system and the dynamic environment in which banks operate. We have appreciated the relationships that we have developed with the MVB team and expect we will continue to do business together. During the pendency of the merger, we have right-sized IFHI in a number of respects, and with our strong capital base and improving efficiency, we believe that IFHI is well-positioned to proceed as an independent company.”

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About MVB Financial Corp.
MVB Financial Corp. (“MVB Financial” or “MVB”), the innovative financial holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Through its subsidiary, MVB Bank, Inc., (“MVB Bank”) and the bank’s subsidiaries, MVB provides services to individuals and corporate clients in the Mid-Atlantic region, as well as to Fintech, Payment and Gaming clients throughout the United States. For more information about MVB, please visit ir.mvbbanking.com.

About Integrated Financial Holdings, Inc.
Integrated Financial Holdings, Inc., is a financial holding company based in Raleigh, N.C. IFHI is the holding company for West Town Bank & Trust, an Ill. state-chartered bank. West Town Bank & Trust provides banking services through its full-service office located in the greater Chicago area. IFHI is also the parent company of Windsor Advantage, LLC, a loan service provider that offers community banks and credit unions a comprehensive outsourced U.S. Small Business Association (“SBA”) 7(a) and U.S. Department of Agriculture (“USDA”) lending platform. IFHI is registered with and supervised by the Federal Reserve. West Town Bank & Trust’s primary regulators are the Illinois Department of Financial and Professional Regulation and the FDIC. For more information, visit https://ifhinc.com/.

Contacts

MVB Financial Corp.

Donald T. Robinson, President and Chief Financial Officer
(304) 598-3500
drobinson@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

Integrated Financial Holdings, Inc

Steven E. Crouse, Executive Vice President and Chief Financial Officer
(919) 861-8018
steve@ifhinc.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to statements regarding the termination of the proposed merger; statements regarding MVB’s and IFHI’s beliefs, goals, intentions, and expectations regarding their respective future performance following termination of the merger and the parties future relationship; and other statements that are not historical facts.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “will,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time.
Additionally, forward-looking statements speak only as of the date they are made; MVB and IFHI do not assume any duty, and do not undertake, to update such forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of MVB and IFHI. Such statements are based upon the current beliefs and expectations of the management of MVB and IFHI and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that any announcements relating to the termination of the merger agreement could have adverse effects on the market prices of MVB’s and IFHI’s common stock; the risk that the termination of the merger agreement and its announcement could have an adverse effect on the ability of MVB and IFHI to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; significant transaction costs from the terminated merger; unknown liabilities; the risk of litigation and/or regulatory actions related to the merger or the termination of the merger agreement; potential changes to strategy as a result of the termination of the merger agreement; reputational risk and potential adverse reactions of MVB’s and/or IFHI’s customers, suppliers, employees or other business partners, including those resulting from the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against MVB or IFHI regarding the merger or the termination thereof; the diversion of management’s attention from ongoing business operations and opportunities; IFHI’s and MVB’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; risks related to the potential impact of general economic, political and market factors on the companies and other factors that may affect future results of IFHI and MVB; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic and the effects of inflation on IFHI and MVB; the impact of changing interest rates on IFHI and MVB; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of MVB’s Annual Report on Form 10-K for the year ended December 31, 2022, and in other reports MVB files with the SEC.